Exhibit 10(a)


                           AMENDMENT NO. 1 TO
             SPECIAL COMPENSATION AND NON-COMPETE AGREEMENT

THIS AMENDMENT is entered into as of the 14th day of May, 2001 (the "New Grant Date"), by and between SPRINT CORPORATION, a Kansas corporation ("Sprint," and it, together with its Subsidiaries, the "Employer"), and Len Lauer ("Employee").
                               Recitals

     1. Employer and Employee entered into a Special Compensation and Non-Compete Agreement, dated April 13, 1998 (the "Agreement" and as amended hereby, the "Amended Agreement").

     2. Employer has agreed to the grant of additional shares of restricted stock or stock options as set forth herein as further consideration to Employee for entering into the Agreement and this Amendment.

     3. Employer and Employee agree to amend the Agreement in certain respects as set forth in this Amendment.

Capitalized terms are defined in the Amended Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

1.   Amendment to Agreement

1.01.     Definition of Competitive Employment

Employer   and  Employee  hereby  agree  to  the   following definition of
"Competitive Employment" to govern the Amended Agreement.

"Competitive Employment" means the performance of duties or responsibilities, or the supervision of individuals performing such duties or responsibilities, for a Competitor of Employer

(i)   (A)  that are of a similar nature or employ similar professional or technical skills (for example, executive, managerial, marketing, engineering, legal, etc.) to those employed by Employee in his performance of services for Employer at any time during the two years before the Severance Date, and

      (B) that relate to products or services that are competitive with Employer's products or services with respect to which Employee performed services for Employer at any time during the two years before the Severance Date,

       or


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(ii) in  the performance of which Proprietary Information to which Employee had access at any time during the two-year period before the Severance Date could be of substantial economic value to the Competitor of Employer.

1.02. Definition of Competitor of Employer.

Employer   and  Employee  hereby  agree  to  the   following definition of
"Competitor of Employer" to govern the Amended Agreement.

Because of the highly competitive, evolving nature of Employer's industry, the identities of companies in competition with Employer are likely to change over time. The following tests, while not exclusive indications of what employment may be competitive, are designed to assist the parties and any court in evaluating whether particular employment is prohibited under this Amended Agreement. A Sprint Affiliate shall not be a Competitor of Employer.

"Competitor  of  Employer" means any  one  or  more  of  the following:

(i) any Person doing business in the United States or any of its Divisions employing Employee if the Person or its Division receives at least 15% of its gross operating revenues from providing communications services of any type (for example, voice, data, including Internet, and video), employing any transmission medium (for example, wireline, wireless, or any other technology), over any distance (for example, local, long-distance, and distance insensitive services), using any protocol (for example, circuit-switched, or packet-based, such as Internet Protocol), or services or capabilities ancillary to such communications services (for example, web hosting and network security services);

(ii) any Person doing business in the United States or its Division employing Employee if the Person or its Division receives at least 15% of its gross operating revenue from a line of business in which Employer receives at least 3% of its gross operating revenues;

(iii) any Person doing business in the United States, or its Division employing Employee, operating for less than 5 years a line of business from which Employer derives at least 3% of its gross operating revenues, notwithstanding such Person's or Division's lack of substantial revenues in such line of business; or

(iv) any Person doing business in the United States, or its Division employing Employee, if the Person or its Division receives at least 15% of its gross operating revenue from a line of business in which Employer has operated for less than 5 years, notwithstanding Employer's lack of substantial revenues in such line of business.

For purposes of the foregoing, gross operating revenues of Employer and such other Person shall be those of the Employer or such Person, together with their Consolidated Affiliates, but those of any Division employing or proposing to employ Employee shall be on a stand-alone basis, all measured by the most

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recent available financial information of both Employer and such other Person or
Division at the time Employee accepts, or proposes to accept, employment with or to otherwise perform services for such Person. If financial information is not publicly available or is inadequate for purposes of applying this definition, the burden shall be on the Employee to demonstrate that such Person is not a Competitor of Employer.

1.03. Definition of Change in Control

Employer and Employee hereby agree to the following definition of "Change in Control" to govern the Amended Agreement.

"Change  in  Control" means the occurrence of any of the following events:

(i) the acquisition, directly or indirectly, by any "person" or "group" (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder, including, without limitation, Rule 13d-5(b)) of "beneficial ownership" (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors ("voting securities") of Sprint that represent 30% or more of the combined voting power of Sprint's then outstanding voting securities, other than

      (A) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by Sprint or any person controlled by Sprint or by any employee benefit plan (or related trust) sponsored or maintained by Sprint or any person controlled by Sprint, or

      (B) an acquisition of voting securities by Sprint or a corporation owned, directly or indirectly, by the stockholders of Sprint in substantially the same proportions as their ownership of the stock of Sprint, or

      (C) an acquisition of voting securities pursuant to a transaction described in clause (iii) below that would not be a Change in Control under clause (iii);

(ii) a change in the composition of the Board that causes less than a majority of the directors of Sprint to be directors that meet one or more of the following descriptions:

      (A) a director who has been a director of Sprint for a continuous period of at least 24 months, or

      (B) a   director  whose election  or  nomination  as director was approved by a vote of at least 2/3's of the then directors described in clauses (ii)(A), (B), or (C) by prior nomination or election, but excluding, for the purpose of this subclause (B), any director whose initial assumption of office occurred as a result of an actual or threatened (y) election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on be-half of a person or group other than the Board or (z) tender offer,

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          merger, sale of substantially all of Sprint's assets, consolidation, reorganization, or business combination that would be a Change in Control under clause (iii) on consummation thereof, or

      (C) who were serving on the Board as a result of the consummation of a transaction described in clause (iii) that would not be a Change in Control under clause (iii);

(iii) the consummation by Sprint (whether directly involving Sprint or indirectly involving Sprint through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of Sprint's assets or (z) the acquisition of assets or stock of another entity, in each case, other than in a transaction

      (A) that results in Sprint's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of Sprint or the person that, as a result of the transaction, controls, directly or indirectly, Sprint or owns, directly or indirectly, all or substantially all of Sprint's assets or otherwise succeeds to the business of Sprint (Sprint or such person, the "Successor Entity")) directly or indirectly, at least 50% of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

      (B) after which more than 50% of the members of the board of directors of the Successor Entity were members of the Board at the time of the Board's approval of the agreement providing for the transaction or other action of the Board approving the transaction (or whose election or nomination was approved by a vote of at least 2/3's of the members who were members of the Board at that time), and

      (C) after which no person or group beneficially owns voting securities representing 30% or more of the combined voting power of the Successor Entity; provided, however, no person or group shall be treated for purposes of this clause (C) as beneficially owning 30% or more of combined voting power of the Successor Entity solely as a result of the voting power held in Sprint prior to the consummation of the transaction; or

(iv)  a liquidation or dissolution of Sprint.

For purposes of clarification, (x) a change in the voting power of Sprint voting securities based on the relative trading values of Sprint's then outstanding securities as determined pursuant to Sprint's Articles of Incorporation or (y) an acquisition of Sprint securities by Sprint that, in either case, by itself (or in combination only with the other event listed in this sentence) causes the Sprint's voting securities beneficially owned by a person or group to represent 30% or more of the combined voting power of Sprint's then outstanding voting securities is not to be treated as an "acquisition" by any person or group for purposes


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of clause (i) above. For purposes of clause  (i)  above, Sprint makes the calculation of voting power as if the date of the acquisition were a record date for a vote of Sprint's shareholders, and for purposes of clause (iii) above, Sprint makes the calculation of voting power as if the date of the consummation of the transaction were a record date for a vote of Sprint's shareholders.

1.04. Definition of Division

Employer   and  Employee  hereby  agree  to  the   following definition of
"Division" to govern the Amended Agreement.

"Division" means any distinct group or unit organized as a segment or portion of a Person that is devoted to the production, provision, or management of a common product or service or group of related products or services, regardless of whether the group is organized as a legally distinct entity.

1.05. Use of Restricted Stock

The first sentence of Section 3.01(a) of the Agreement is amended to read as follows:

     Employee may not sell, transfer, assign, pledge, or otherwise encumber or dispose of shares of restricted stock or use those shares in payment of the exercise price of stock options until the restrictions on the shares lapse.

1.06. Notices

Employee's and Employer's addresses for purposes  of  Notice under  Section
7.06  of the Agreement are  changed  to  the following:

          If to Employee:               If to Employer:

          Len Lauer                     Sprint Corporation
          2927 Verona                   Attn: Corporate Secretary
          Mission  Hills,  KS  66208    2330  Shawnee  Mission Parkway
                                        Westwood, KS 66205
                                        FAX: (913) 624-2256

or to such other address or telecopy number as any party may designate by written notice in accordance with the Amended Agreement, or with respect to Employee, such address as Employee may provide Employer for purposes of its human resources database.

2.   Alternative Stock-Based Awards

As   partial  consideration  for   Employee's    agreements hereunder,  Employee
shall be  granted  one  of  the   two Stock-Based Awards, at  the  election  of
Employee,  on the terms   set  forth   in   this  section.    Employee    must
indicate  which   of  the   two forms  of  compensation   he elects  to receive
by checking the corresponding box above his signature line at the bottom of this Agreement. If Employee signs this

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Agreement but checks neither box or both boxes, Employee shall  be considered to have  elected  to receive restricted stock.

2.01.     Alternative Award of Restricted Stock

If Employee elects to receive Restricted Stock, this Section 2.01 shall be considered a part of this Agreement, otherwise it shall not be considered a part of this Agreement.

Employer hereby grants to Employee, as of the New Grant Date an award of (a) 10,200 shares of restricted stock of Sprint's FON Common Stock, Series 1, and (b) 6,000 shares of restricted stock of Sprint's PCS Common Stock, Series 1, under Sprint's 1990 Restricted Stock Plan, the terms of which, to the
extent not in conflict with this  Agreement, are   hereby  incorporated  into
this  Agreement  by   this reference.

Notwithstanding the terms of the 1990 Restricted Stock Plan, the definition of a Change in Control set forth in this Agreement shall apply for all purposes.

(a)  Lapse of Restrictions

     Employee may not sell, transfer, assign, pledge, or otherwise encumber or dispose of shares of restricted stock or use those shares in payment of the exercise price of stock options until the restrictions on the shares lapse. Restrictions on the shares covered by this award shall lapse, with respect to 25% of the total shares granted, on each of the first four anniversary dates of the New Grant Date.

(b)  Rights as Stockholder and Issuance of Shares

     Except as set forth in the 1990 Restricted Stock Plan, Employee shall have all rights of a stockholder with respect to the shares of restricted stock, including the right to vote the shares of stock and the right to dividends on the shares. The shares of restricted stock shall be registered in the name of the Employee and the certificates evidencing the shares shall, at Employer's sole election, either (i) bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the award or (ii) be held in escrow by the Company. Within 60 days of the New Grant Date of this Agreement, the Employee shall execute a stock power or powers assigning the shares of restricted stock to Sprint, and Sprint shall hold the stock power and the certificate in escrow and may use the stock power to effect forfeiture of the restricted stock to the extent the shares are forfeited under the terms of this Agreement. Sprint shall cause the certificate evidencing unrestricted shares of common stock to be issued to the Employee as soon as practicable after the restrictions lapse on the restricted shares.

2.02. Alternative Award of Stock Options

If Employee elects to receive Stock Options, this Section 2.02 shall be considered a part of this Agreement, otherwise it shall not be considered a part of this Agreement.

Sprint hereby grants to Employee, under Sprint's 1990 Stock Option Plan,  as of


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the New Grant Date (a) an option to purchase 21,500 shares of Sprint's FON
Stock, Series 1 and (b) an option to purchase 14,300 shares of Sprint's PCS Common Stock, Series 1, both at a strike price equal to the Fair Market Value of one share of the respective stock on the New Grant Date. The options shall become exercisable, with respect to 25% of the total shares granted, on each of the first four anniversaries of the New Grant Date. The options shall expire on the 10th anniversary of the New Grant Date. The terms of the 1990 Stock Option Plan, to the extent not in conflict with the terms of this Agreement, are hereby incorporated into this Agreement by reference. Notwithstanding the terms of the 1990 Stock Option Plan, the definition of a Change in Control set forth in this Agreement shall apply for all purposes.

2.03.  Provisions  Applicable to Awards of  both  Restricted Stock and Stock
       Options.

(a)  Acceleration of Stock-Based Awards.

     (1)  Conditions to Acceleration.

          The restrictions on all shares of restricted stock that have not otherwise lapsed shall lapse or the stock options shall become immediately exercisable, as the case may be, if Employee is not in breach of this Agreement and

          (i) Employer terminates Employee's employment with Employer for any reason other than Termination for Cause or

          (ii) Employee terminates his employment with Employer by reason of Employee's Constructive Discharge or

          (iii) Employee ceases to be employed by Employer because of a sale, merger, divestiture, or other transaction entered into by Employer.

          For purposes of the Stock-Based Awards, the definition of Change in Control set forth in this Agreement shall control, notwithstanding terms of the 1990 Restricted Stock Plan or the 1990 Stock Option Plan.

     (2)  No Acceleration on Transfer of Employment to Affiliates.

          In no event shall the restrictions lapse on restricted stock nor the exercisability of stock options be accelerated as provided in the prior section upon Employee's ceasing employment with Employer to commence employment with an Affiliate of Sprint.

     (3)  Section 280G Limits on Acceleration.

          If the acceleration of the vesting of restricted stock or the exercisability of the stock option award hereunder, together with all other payments or benefits contingent on a change in control within the meaning of Internal Revenue Code Section 280G or any successor pro-vision ("280G"), results in any portion of such payments or benefits to the Employee not being deductible by the Employer or its successor

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          as  a  result  of  the application of 280G, the Employee's benefits shall be reduced until the entire amount of the benefits is deductible. The reduction shall be effected by the exclusion of grants of options, restricted stock, or other benefits not deductible by Sprint under 280G in reverse chronological order of grant date from the application of this or other acceleration provision, until no portion of such benefits is rendered non-deductible by application of Code Section 280G.

(b)  Forfeiture  of  Stock-Based  Award  on  Transfer   to   Affiliates  and  on
     Termination of Employment  in  Certain   Circumstances.

     Employee shall not be entitled to sell or continue to own any unvested shares of restricted stock or exercise or continue to own any unexercisable stock options, as the case may be, if before such restricted shares vest or before such stock options become exercisable

     (i) Employee ceases employment with Employer and begins employment with an Affiliate of Employer,

     (ii) Employer terminates Employee's employment with Employer for any reason constituting Termination for Cause, or

     (iii) Employee terminates his employment with Employer for any reason other than Employee's Constructive Discharge.

(c)  Tax Withholding

     Employer may withhold the amount of any tax attributable to any amount payable or shares issuable under this Agreement.

3. Ratification of Agreement

In all other respects, the parties confirm and ratify the terms of the Agreement.










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IN  WITNESS WHEREOF, the parties have caused this  Amendment to be duly executed and effective as of May 14, 2001.


                         SPRINT CORPORATION


                         by:  /s/ I. Benjamin Watson
                              I. Benjamin Watson, Senior Vice
                              President-Human Resources


                              /s/ Len J. Lauer
                              Len Lauer, Employee